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                                                                    EXHIBIT 6(E)



Funds Distributor, Inc.
One Exchange Place
Boston, Massachusetts, 02109

Gentlemen:

     Reference is made to the Underwriting Agreement between us dated as of January 13, 1995 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., the Munder Short Term Treasury Fund (the "New Portfolio").

     We request that you act as Underwriter under the Agreement with respect to the New Portfolio.

     If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy thereof.

                                             Very truly yours,


                                             The Munder Funds, Inc.

                                             By:  /s/ Lisa Anne Rosen
                                                  -------------------
                                                  Lisa Anne Rosen

                                             Accepted:

                                             Funds Distributor, Inc.

                                             By:  /s/ Marie E. Connolly
                                                  ---------------------
                                                  Marie E. Connolly



Date: November 7, 1996